THIS  AGREEMENT  DATED FOR REFERENCE  THIS 17th DAY OF JUNE,  1999 BETWEEN:
JOHN  W.  COMBS,  of  the  City  of  Vancouver,   in  the  Province  of  British
Columbia.(the   "Executive")  AND:  DIGITAL  COMMERCE  INTERNATIONAL,   INC.,  a
corporation incorporated under the laws of the State of Delaware; ("DCII")

              WHEREAS   DCII  is  in  the   business  of  banking,   transaction
processing, trust and investment services, with delivery of such services principally through the Internet; and

              WHEREAS DCII desires to obtain the services of an executive to provide the services described in this Agreement; and

              WHEREAS the Executive agrees to provide such services; and

              WHEREAS DCII wishes to retain the Executive to provide such services to DCII, and the Executive wishes to provide such services to DCII, in accordance with and subject to the terms of this Agreement;

         NOW THEREFORE THIS AGREEMENT WITNESSETH that in consideration of the mutual covenants and agreements herein contained and for other good and valuable consideration, the parties agree as follows:

1.       TERM

         This Agreement has a term of five years beginning as of the date hereof, unless terminated earlier as hereinafter provided.

2.       DUTIES

         The Executive agrees that the Executive will provide the services under this Agreement. The Executive shall serve DCII and any subsidiaries of DCII in such capacity or capacities and shall perform such duties and exercise such powers pertaining to the management and operation of DCII and any subsidiaries and associates of DCII as may be determined from time to time by the Board of Directors of DCII, provided that same are consistent with the position of a senior executive of DCII. Provided further and without limiting the foregoing, the Executive shall:

              a. occupy the office of Chief Executive Officer (CEO) of DCII;

              b. devote his best efforts to the business and affairs of DCII;

              c. perform those duties that may reasonably be assigned to the Executive diligently and faithfully to the best of the Executive's abilities and in the best interest of DCII; and

              d. use his best efforts to promote the interests and goodwill of DCII.

3.       REPORTING PROCEDURES

The Executive shall report to the Board of Directors of DCII. The Executive shall report fully on the management, operations and business affairs of DCII and advise to the best of his ability and in accordance with reasonable business standards on business matters that may arise from time to time during the term of this Agreement.

4.       REMUNERATION

              a. The annual fee payable to the Executive for the performance of its services shall be as follows:

                  Year 1:                    USD $250,000.00
                  Year 2:                    USD $300,000.00
                  Year 3:                    USD $350,000.00
                  Year 4:                    USD $400,000.00
                  Year 5:                    USD $450,000.00

         exclusive of bonuses, benefits and other compensation. The annual fee payable to the Executive pursuant to the provisions of this Section 4 shall be payable in equal monthly installments in arrears on the 1st day of each month or in such other manner as may be mutually agreed upon, less, in any case, any deductions or withholdings required by law.

         Payment may be modified, at the option of the Executive, as follows:

              a. until such time as an underwriting (secondary offering) for the company in the gross amount of US $20,000,000 has been completed and funds received by the Company; or
              b. until such time as the company achieves a market capitalization of US $150,000,000;

    whichever first occurs, the Executive, at the Executive's option, may agree to a modification of the payment schedule for compensation. Specifically, the Executive would, firstly, agree to accept the cash payment in the amount of US $10,000 per month and accept a deferral of the balance outstanding until such time as the underwriting or capitalization levels as detailed above have been achieved.

    Once said underwriting has been successfully completed or once the company achieves the market capitalization as above the Executive shall immediately be paid the outstanding accrued balance in a lump sum cash payment.

              b. DCII shall provide the Executive with benefits comparable to those provided by DCII from time to time to other senior executives of DCII and shall permit the Executive to participate in any share option plan, share purchase plan, retirement plan or similar plan offering by DCII from time to time to its senior executives in the manner and to the extent authorized by the board of directors of DCII. In addition to the annual remuneration of the Executive, DCII may contribute to the retirement savings plan of the Executive or similar plan offering by DCII from time to time to its senior executives for each year of the term of this Agreement in an amount to be determined by the Board of Directors of DCII.

5.       PERFORMANCE BONUS

         Once said underwriting for the gross amount of US $20,000,000 has been successfully completed and/or once the company achieves the market capitalization of US $ 150,000,000 the Executive shall be entitled to a bonus of US $ 150,000 which the Company shall pay to the Executive in a lump sum cash payment in accordance with the Executive's instruction.

         In addition to annual fee payable to the Executive, the Executive shall participate in DCII's share option plan and executive bonus plan (the "Plan") or similar plan offering by DCII from time to time to its senior executives as determined by the board of directors of DCII.

6.       FURTHER FEE ADJUSTMENTS

DCII and the Executive shall review, on a yearly basis, the Executive's annual fee, and yearly bonus entitlement, if any, provided that there shall be no change in the Executive's annual fee unless agreed to in writing by the parties.

7.       VACATION

         The Executive shall be entitled to eight weeks' vacation per fiscal year of DCII at a time approved in advance by the Executive Committee, which approval shall not be unreasonably withheld but shall take into account the staffing requirements of DCII and the need for the timely performance of the Executive's responsibilities. For greater certainty, such vacation will not reduce the fees payable to the Executive pursuant to Section 4.

8.       AUTOMOBILE

         The Executive shall receive from DCII a car allowance of $1,500 per month. In addition, DCII shall pay or reimburse the Executive for all reasonable operating costs of its vehicle, insurance, maintenance, gas and oil, properly incurred or to be incurred in connection with the Executive's carrying out its duties hereunder. The Executive shall supply DCII with the originals of all invoices or statements in respect of which the Executive seeks reimbursement.

9.       DISABILITY, LIFE, KEY-MAN INSURANCE

         DCII shall obtain and maintain a disability, life, key-man insurance policy in respect of any disability of the Executive during the term of this Agreement, which provides for benefits payable to the Executive in the amount of 75% of the Executive's annual fee, to be paid if possible without deductions for tax, until the Executive reaches the age 65. This insurance policy shall constitute a taxable benefit to the Executive.

10.      EXPENSES

         In addition to the automobile allowances contemplated by Paragraph 8 above, the Executive shall be reimbursed for all travel and other out-of-pocket expenses incurred by it from time to time in connection with carrying out its duties hereunder. For all such expenses the Executive shall furnish to DCII originals of all invoices or statements in respect of which the Executive seeks reimbursement.

11.      TERMINATION

         a.       For Cause

         DCII may terminate this Agreement before the end of its term, without notice or any payment in lieu of notice, if:

         the Executive disobeys reasonable instructions given by the Board of Directors of DCII that are consistent with this Agreement, as follows: at the request of the Board of Directors, the Executive shall attend at the next meeting of the Board of Directors. At that time, the Executive shall give reason for the failure to perform the instructions of the Board of Directors. The Executive may then be directed to carry out the instructions of the Board of Directors within no less than 15 days; such term may be extended by the Board of Directors to whatever reasonable term the Board of Directors decide (the "Period"). If at the end of the Period, the Executive has failed to perform the instructions of the Board of Directors, a Board of Directors meeting will be called, and the Board of Directors will be deemed to have sufficient grounds to terminate this Agreement for cause.

         b.       For Disability/Death

         The Agreement may be immediately terminated by DCII if the Executive becomes permanently disabled, or because of ill health, physical or mental disability, or for other causes beyond the control of the Executive, the Executive has been continuously unable, as determined by two independent physicians of at least ten years' experience who are members in good standing of the Royal College of Physicians and Surgeons of Canada, to perform his duties for 180 consecutive days, or if, during any 12 month period during the term of this Agreement, the Executive has been unable, determined as set out above, to perform his duties for a total of 270 days.

         This Agreement shall terminate without notice or payment in lieu thereof upon the death of the Executive.

12.      SEVERANCE PAYMENTS

         a.       Upon termination of this Agreement:

              i. for cause pursuant to Paragraph 11(a);

              ii. by the voluntary termination of this Agreement by the Executive; or

              iii. by the non-renewal of this Agreement

         The Executive shall not be entitled to any severance payment other than compensation earned by the Executive before the date of termination, calculated pro rata up to and including the date of termination.

              b. If this Agreement is terminated for any reason other than the reasons set forth in subsection 12(a), the Executive shall be entitled to receive the greater of:

                  i.       the total of:

              A. 3 years' annual fees at the then applicable annual fee rate;

              B. the present value, as determined by DCII's auditors, acting reasonably, of the benefits described in Section 4(b) that would be enjoyed by the Executive during the next 36 months assuming this Agreement was not terminated and assuming the then current level of benefits were continued for those 36 months; and

              C. the present value, as determined by DCII's auditors, acting reasonably, of the amount that DCII's auditors estimate would be the amount payable to the Executive out of the Executive Bonus Pool assuming that this Agreement was not terminated until the end of the current fiscal year and all other participants of the Executive Bonus Pool continued their participation for the full then current fiscal year, and

              ii. the annual fees otherwise payable to the Executive for the unexpired term of this Agreement.

         c. If this Agreement is terminated as a result of the permanent disability of the Executive or the Executive is thereafter in receipt of disability insurance benefits, the Executive shall be entitled to receive, within 30 days of the date of such cessation of such disability, the payment set out in Subsection 12(b) hereof. In the event that the Executive is disentitled from disability insurance benefits, the Executive shall be entitled to receive, within 30 days of the notice of disentitlement, the payment set out in Subsection 12(b) hereof. The Executive agrees to reasonably comply with all requirements necessary for DCII to obtain disability insurance for the term of this Agreement.

13.      CHANGE OF CONTROL

         In the event that more than 50% of the total shares of DCII outstanding, other than those owned or controlled by the Executive, are purchased by a third party, and DCII then breaches this Agreement in any way including, without limiting the generality of the foregoing, reducing the Executive's compensation or benefits under this Agreement or assigning duties to the Executive which are not consistent with the position of a senior executive at DCII, this Agreement shall be deemed to have been terminated by DCII pursuant to Paragraph 12(b) of this Agreement and the payment set out therein shall be provided to the Executive.

14.      CONFIDENTIALITY

         The Executive acknowledges and agrees that:

              a. in the course of  performing  its  duties and  responsibilities under this Agreement, it has had and will continue in the future to have access to and has been and will be entrusted with detailed confidential information and trade secrets (printed or otherwise) concerning past, present, future and contemplated products, services, operations and marketing techniques and procedures of DCII and its subsidiaries, including, without limitation, information relating to clients, customers, suppliers and employees of DCII and its subsidiaries (collectively, "Trade Secrets"), the disclosure of any of which to competitors of DCII or to the general public, or the use of same by the Executive or any competitor of DCII or any of its subsidiaries, would be highly detrimental to the interests of DCII;

              b. in the course of performing duties and responsibilities for DCI, the Executive has been and will continue in the future to have significant responsibility for maintaining and enhancing the goodwill of DCII with such customers, clients and suppliers and would not have, except by virtue of his employment with DCII, developed a close and direct relationship with the customers, clients and suppliers of DCII;

              c. the Executive, as an officer of DCII, owes fiduciary duties to DCII, including the duty to act in the best interest of DCII; and

              d. the right to maintain the confidentiality of the Trade Secrets, the right to preserve the goodwill of DCII and the right to the benefit of any relationships that have developed between the Executive and the customers, clients, and suppliers of DCII by virtue of carrying out its obligations under this Agreement with DCII constitute proprietary rights of DCII, which DCII is entitled to protect.

         In acknowledgment of the matters described above and in consideration of the payments and benefits to be received by the Executive pursuant to this Agreement, the Executive hereby agrees that it will not, during the term of this Agreement or after its termination for any reason whatsoever, directly or indirectly disclose to any person or in any way make use of (other than for the benefit of DCII) in any manner any of the Trade Secrets, provided that such Trade Secrets shall be deemed not to include information that is or becomes generally available to the public other than as a result of disclosure by the Executive.

15.      NON-SOLICITATION

         The Executive hereby agrees that he will not, either during his employment by DCI or for two years following termination of his employment by DCII for whatever reason, be a party to or abet any solicitation of existing customers, clients or suppliers of DCII or any of its subsidiaries, to transfer business from DCII or any of its subsidiaries to any other person, or seek in any way to persuade or entice any employee of DCII or any of its subsidiaries to leave that employment or to be a party to or abet any such action.

16.      NON-COMPETITION

         The Executive hereby agrees that it will not, either during the term of this Agreement, or for 12 months following its termination for whatever reason, directly or indirectly carry on, be engaged in or employed by or have an interest in, a business in U.S.A. or the Canada which offers services or sells products that compete with the services and products then offered by DCII.

17.      CONFLICT OF INTEREST

         During the term of this Agreement, the Executive shall promptly disclose to the Executive Committee full information concerning any interest, direct or indirect, of the Executive (as owner, shareholder, partner, lender or other investor, director, officer, employee, consultant or otherwise) or any affiliate or member of its family in any business that is reasonably known to the Executive to purchase or otherwise obtain services or products from, or to sell or otherwise provide services or products to DCII or to any of its suppliers or customers.

18.      RETURN OF MATERIALS

         All files, forms, brochures, books, materials, written correspondence, memoranda, documents, manuals, computers and related hardware, computer disks, software products and lists (including lists of customers, suppliers, products and prices) pertaining to the business of DCII or any of its subsidiaries and associates that may come into the possession or control of the Executive shall at all times remain the property of DCII or such subsidiary or associate, as the case may be. On termination of this Agreement for any reason, the Executive agrees to deliver promptly to DCII all such property of DCII in their possession or directly or indirectly under their control. The Executive agrees not to make for its personal or business use or that of any other party, reproductions or copies of any such property or other property of DCII.

19.      GOVERNING LAW

         This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, USA and the parties hereto do hereby attorn to the jurisdiction of the courts of the said State.

20.      SEVERABILITY

         a. Subject to subsection (b), any provision of this Agreement which is determined to be void and unenforceable shall be severable from all other provisions hereof and shall not be deemed to affect or impair the enforceability of any such other provisions.

         b. If any restriction as to capacity, responsibility, activity, period or geographic area imposed on a Party by this Agreement is finally determined by a court of competent jurisdiction to be unenforceable (the "Unenforceable Restriction"), and so often as the same shall occur, such Party agrees that upon written notice from the other specifying for inclusion in this Agreement of fewer capacities or responsibilities, or any activity of lesser scope or of a lesser time or geographic area than now contained herein (the "Lesser Restriction"), that this Agreement shall be deemed to be amended by the substitution of the Lesser Restriction for the Unenforceable Restriction, with retroactive effect to the date of this Agreement.

21.      ENFORCEABILITY

         The  Executive   hereby  confirm  and  agree  that  the  covenants  and
restrictions pertaining to it contained in this Agreement, including, without limitation, those contained in Sections 14, 15 and 16 hereof, are reasonable and valid and hereby further acknowledge and agree that DCII would suffer irreparable injury in the event of any breach by the Executive of its obligation under any such covenant or restriction. Accordingly, the Executive hereby acknowledges and agrees that damages would be an inadequate remedy at law in connection with any such breach and that DCII shall therefore be entitled to temporary and permanent injunctive relief enjoining and restraining the Executive from any such breach, in addition to any other remedies available to DCII at law.

22.      NO ASSIGNMENT

         The Executive may not assign, pledge or encumber its interests in this Agreement nor assign any of its rights or duties under this Agreement without the prior written consent of DCII.

23.      SUCCESSORS

         This Agreement shall be binding on and inure to the benefit of the successors and assigns of DCII and the heirs, executors, personal legal representative and permitted assigns of the Executive.

24.      NOTICES

         Any notice or other communications required or permitted to be given hereunder shall be in writing and either delivered by hand or mailed by prepaid registered mail. At any time other than during a general discontinuance of postal service due to strike, lock-out or otherwise, a notice so mailed shall be deemed to have been received three business days after it is so delivered. If there is a general discontinuance of postal service due to strike, lock-out or otherwise, a notice sent by prepaid registered mail shall be deemed to have been received five business days after the resumption of postal service. Notices shall be addressed as follows:

         a.       If to DCII:




         b.       If to the Executive:



25.      EXECUTIVE COMMITTEE

         During the term of this Agreement, if the Executive is also a director of DCII, then he shall be required to be a member of the Executive Committee of DCII. If at any time the Executive ceases to be a director of DCII or this Agreement terminates, the Executive shall not be entitled to be a member of the Executive Committee of DCII.

26.      CURRENCY

         All reference to monetary amounts in this Agreement are referred to/stated in legal currency of the United States of America.

         IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the date first above written.

JOHN W. COMBS

DIGITAL COMMERCE INTERNATIONAL, INC.
by its authorized signatories


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